UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2016

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 21, 2011, two wholly owned, special-purpose financing subsidiaries of FS Investment Corporation (the “Company”), Locust Street Funding LLC (“Locust Street”) and Race Street Funding LLC (“Race Street”), entered into a debt financing arrangement (the “JPM Repurchase Facility”) with JPMorgan Chase Bank, N.A., London Branch (“JPM London”). Under the JPM Repurchase Facility, Locust Street issued Class A Notes (the “Notes”) to Race Street pursuant to an Amended and Restated Indenture, dated as of September 26, 2012 (as may have been further amended, modified or supplemented from time to time, the “Indenture”), with Citibank, N.A., as trustee. The Notes were, in turn, repurchased by JP Morgan London for a purchase price of $650 million pursuant to an Amended and Restated Global Master Repurchase Agreement, dated as of April 28, 2016 (together with the related Annex and Amended and Restated Confirmation thereto, the “Global Master Repurchase Agreement”).

On November 1, 2016, the Company, JPM London and the JPMorgan Chase Bank, National Association (“JPM”) effected a series of transactions to refinance the JPM Repurchase Facility through a $625 million senior-secured loan with JPM as administrative agent and lender. The events described below took place in connection with the refinancing.

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Term Loan Agreement

On November 1, 2016, Locust Street entered into a Loan Agreement (the “Loan Agreement” and, together with the related transaction documents, the “Locust Street Term Loan Facility”), with JPM, as lender and Administrative Agent, Citibank, N.A., as Collateral Agent and Securities Intermediary, and Virtus Group, LP, as Collateral Administrator, pursuant to which JP Morgan advanced $625 million to Locust Street. The outstanding advances bear interest at a rate equal to the London Interbank Offered Rate (LIBOR) for a three-month interest period plus a spread of 2.6833% per annum. Interest is payable in arrears beginning on January 15, 2017 and each quarter thereafter. Under the Loan Agreement, Locust Street has agreed to prepay $200 million of the aggregate principal amount of the advances on or before January 31, 2017, and thereafter all outstanding advances under the Loan Agreement will mature, and all accrued and unpaid interest thereunder, will be due and payable, on November 1, 2020.

Advances under the Loan Agreement are subject to a compliance condition which will be satisfied at any given time if the outstanding advances minus the amount of principal and certain interest proceeds in Locust Street’s accounts is less than or equal to fifty-three percent (53%) of the net asset value of Locust Street’s portfolio of assets. Locust Street also made certain customary representations and warranties and is required to comply with various customary covenants, reporting requirements and other requirements.

The Loan Agreement contains “Events of Default” for similar financing transactions, including: (i) the failure to make principal payment when due or any other payments under the Loan Agreement within two business days of when they are due; (ii) the insolvency or bankruptcy of Locust Street or the Company; (iii) a “Change of Control” (as defined in the Loan Agreement) of Locust Street has occurred; (iv) the transaction documents are amended in a manner materially adverse to JPM, as administrative agent, without JPM’s consent; and (v) GSO/Blackstone Debt Funds Management LLC or an affiliate thereof ceases to be the Company’s investment sub-advisor. Upon the occurrence and during the continuation of an “Event of Default,” JPM may declare the outstanding advances and all other obligations under the Loan Agreement immediately due and payable.

The occurrence of “Events of Default” (as described above) or events defined as “Coverage Events” in the Loan Agreement triggers (i) a requirement that Locust Street obtain the consent of JPM prior to entering into any sale or disposition with respect to portfolio assets and (ii) the right of JPM to direct Locust Street to enter into sales or dispositions with respect to any portfolio assets, in each case in JPM’s sole discretion.

Locust Street’s obligations to JPM under the Locust Street Term Loan are secured by a first priority security interest in substantially all of the assets of Locust Street, including its portfolio of assets. The obligations of Locust Street under the Locust Street Term Loan are non-recourse to the Company, and the Company’s exposure under the Locust Street Term Loan is limited to the value of the Company’s investment in Locust Street.

Termination of the JPM Repurchase Facility

In connection with the Locust Street Term Loan, the Company, Locust Street, Race Street and JPMorgan London terminated the JPM Repurchase Facility by (i) effecting a redemption of the Notes issued by Locust Street to Race Street pursuant to the Indenture and (ii) terminating the Global Master Repurchase Agreement.

The Company and/or its subsidiaries paid certain fees to JP Morgan and JP Morgan London in connection with the Locust Street Term Loan, the termination of the JPM Repurchase Facility and the related transactions.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan Agreement, dated as of November 1, 2016, among Locust Street Funding LLC, JPMorgan Chase Bank, National Association, as lender and Administrative Agent, Citibank, N.A., as Collateral Agent and Securities Intermediary, and Virtus Group, LP, as Collateral Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: November 2, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan Agreement, dated as of November 1, 2016, among Locust Street Funding LLC, JPMorgan Chase Bank, National Association, as lender and Administrative Agent, Citibank, N.A., as Collateral Agent and Securities Intermediary, and Virtus Group, LP, as Collateral Administrator.